Exhibit 99.11

2000 PENNSYLVANIA AVE., NW WASHINGTON, D.C. 20006-1888 TELEPHONE: 202.887.1500 FACSIMILE: 202.887.0763 WWW.MOFO.COM

MORRISON & FOERSTER LLP

NEW YORK, SAN FRANCISCO,

LOS ANGELES, PALO ALTO,

SAN DIEGO, WASHINGTON, D.C.

DENVER, NORTHERN VIRGINIA,

ORANGE COUNTY, SACRAMENTO,

WALNUT CREEK, CENTURY CITY

TOKYO, LONDON, BEIJING,

SHANGHAI, HONG KONG,

SINGAPORE, BRUSSELS

January 18, 2008

Columbia Funds Series Trust

One Financial Center

Boston, MA 02111

Re:	Units of Beneficial Interest of Columbia Funds Series Trust

Dear Ladies and Gentlemen:

We refer to the Registration Statement on Form N-14 (the “Registration Statement”) of Columbia Funds Series Trust (the “Trust”) relating to the registration of an indefinite number of units of beneficial interest (the “Shares”) of Trust Class of Columbia Daily Cash Reserves, as referenced in the Prospectus/Proxy Statement included in the Registration Statement.

We have been requested by the Trust to furnish this opinion as Exhibit 99.B(11) to the Registration Statement.

We have examined such records, documents, instruments and certificates of public officials and of the Trust, made such inquiries of the Trust and examined such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. We have examined documents relating to the organization of the Trust and the authorization and issuance of the Shares. We have also made such inquiries of the Trust and examined such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

Based upon and subject to the foregoing, we are of the opinion that:

The issuance of the Shares by the Trust has been duly and validly authorized by all appropriate action and, assuming delivery in accordance with the description set forth in the Prospectus/Proxy Statement included in the Registration Statement, the Shares will be legally issued, fully paid and nonassessable by the Trust.

We consent to the inclusion of this opinion as an exhibit to the Registration Statement.

In addition, we hereby consent to the use of our name and to the description of advice rendered by our firm under the heading “Information about the Merger – Federal Income Tax Consequences” in the Prospectus/Proxy Statement. We also consent to the use of our name and to the reference to our firm under the heading “Counsel” in the Statement of Additional Information.

Very truly yours,

/s/ MORRISON & FOERSTER LLP
MORRISON & FOERSTER LLP